UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 20, 2020

Ventas, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 20, 2020, Ventas, Inc. (the “Company”) issued a press release announcing its results of operations for the year and quarter ended December 31, 2019.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.
The information in this Item 2.02, including Exhibit 99.1, shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.
On February 20, 2020, the Company issued a press release announcing its sponsorship of the Ventas Life Science and Healthcare Real Estate Fund, L.P. (the “Fund”), a perpetual life vehicle that will focus on investments in core and core plus life science, medical office and senior housing real estate.  A copy of the press release is filed herewith as Exhibit 99.2 and incorporated in this Item 8.01 by reference.
Item 9.01.	Financial Statements and Exhibits.
(a)  Financial Statements of Businesses Acquired.
Not applicable.
(b)  Pro Forma Financial Information.
Not applicable.
(c)  Shell Company Transactions.
Not applicable.
(d)	Exhibits:
Exhibit
Number	Description
99.1	Press release issued by the Company on February 20, 2020, announcing its results of operations.

99.2	Press release issued by the Company on February 20, 2020, announcing its sponsorship of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

Date: February 20, 2020	By:	/s/ Robert F. Probst
Robert F. Probst
Executive Vice President and Chief Financial Officer